Exhibit 33.2

Collateral Management Services

Management’s Assertion

Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 of Regulation AB
under the Securities Exchange Act of 1934

DealerTrack Collateral Management Services, as a party participating in the servicing functions for:

All Honda Auto Receivables Owner Trust transactions (the Platform or Portfolio)

hereby provides the following report on its assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it and as described on Exhibit A hereto (the “Applicable Servicing Criteria”):

1.	the Company is responsible for assessing its compliance with the Applicable Servicing Criteria;

2.	the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the Applicable Servicing Criteria;

3.
the Company’s assessment of its compliance with the Applicable Servicing Criteria is as of and for the period beginning April 1, 2010 and ended March 31, 2011, the end of the fiscal year covered by the Form 10-K report and the Company’s participation in the servicing function complied in all material respects with the Applicable Servicing Criteria during these periods; and

4.
Mayer Hoffman McCann P.C., a registered public accounting firm, has issued an attestation report on the Company’s assessment of compliance with the Applicable Servicing Criteria as of and for the period beginning April 1, 2010 and ended March 31, 2011, the end of the fiscal year covered by the Form 10-K report.

DealerTrack Collateral Management Services

/s/ Tony Panganiban
Name: Tony Panganiban
Title: Vice President, Finance
Dated: May 26, 2011

Collateral Management Services

Exhibit A

Regulation AB § 229.1122(d) (Item 1122(d)) Servicing Criteria.

Regulation AB Reference	Servicing criteria	Applicable Servicing Criteria	Additional Information
1122(d)(1)	General servicing considerations.
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Not applicable
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Not Applicable.
Cash collection and administration.
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
Not applicable.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Not applicable.

Collateral Management Services

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Not applicable.
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Not applicable.
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of this chapter.
Not applicable.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:	Not applicable.
1122(d)(2)(vii)(A)	Are mathematically accurate;	Not applicable.
1122(d)(2)(vii)(B)	Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;	Not applicable.

Collateral Management Services

1122(d)(2)(vii)(C)	Are reviewed and approved by someone other than the person who prepared the reconciliation; and	Not applicable.
1122(d)(2)(vii)(D)
Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Not applicable.
Investor remittances and reporting.
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:	Not applicable.
1122(d)(3)(i)(A)	Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	Not applicable.
1122(d)(3)(i)(B)	Provide information calculated in accordance with the terms specified in the transaction agreements;	Not applicable
1122(d)(3)(i)(C)	Are filed with the Commission as required by its rules and regulations; and	Not applicable.
1122(d)(3)(i)(D)	Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	Not applicable.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	Not applicable.

Collateral Management Services

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Not applicable.
Pool asset administration.
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
Not applicable.
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Not applicable.

Collateral Management Services

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Not applicable.
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Not applicable.
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable.
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):	Not applicable.
1122(d)(4)(x)(A)	Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;	Not applicable.
1122(d)(4)(x)(B)	Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and	Not applicable.

Collateral Management Services

1122(d)(4)(x)(C)	Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	Not applicable.
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Not applicable.
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Not applicable.
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Not applicable.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	Not applicable.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable.